EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in Registration Statement No. 333-113065 on Form S-3 and No. 333-120072 on Form S-8 of Arrowhead Research Corporation of my report dated December 23, 2003, which expresses an unqualified opinion and is incorporated by reference in this Annual Report on Form 10-KSB of Arrowhead Research Corporation for the year ended September 30, 2004.

/s/ KEVIN G. BREARD
Certified Public Accountant

Northridge, California

December 15, 2004